Exhibit 99.1
Rapid Micro Biosystems Reports Second Quarter 2026 Financial Results
•Reports second quarter 2026 total revenue of $8.1 million, representing 11% growth compared to the second quarter of 2025
◦Achieved a significant milestone with the 200th Growth Direct system placed globally; placed four Growth Direct systems and completed nine validations in the second quarter 2026
◦Second quarter consumable revenue increased more than 20% year-over-year
◦Second quarter recurring revenue increased 14% year-over-year; comprised 63% of total revenue
•Reports record second quarter total gross margin of 15%, an increase of 11 percentage points compared to the second quarter of 2025
•Merck MilliporeSigma to host European Growth Direct Day in October 2026, supporting customer engagement, education, and commercial pipeline development across Europe
•Reaffirms full year 2026 total revenue guidance range of $37.0 million to $41.0 million, including 30 to 38 Growth Direct system placements
•Reaffirms full year 2026 gross margin percentage guidance of approximately 20%, with second half 2026 margins in the mid-20% range

Lexington, MA, August 7, 2026 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the second quarter ended June 30, 2026.
"Our second quarter results reflect continued execution against the strategic and financial priorities we outlined at the beginning of the year," said Robert Spignesi, President and CEO. "Total revenue increased 11%, recurring revenue grew 14% and consumables achieved quarterly records in both units and revenue. Importantly, we delivered record second-quarter total gross margin of 15%, marking a positive inflection that reflects meaningful progress against our margin expansion initiatives and supports our path to positive cash flow."
Spignesi continued, "As we look to the second half of 2026, we remain encouraged by strong customer engagement, continued momentum in multi-system and enterprise deployment opportunities, and an expanding contribution from our collaboration with MilliporeSigma. Combined with favorable industry tailwinds, including increased adoption of automation and ongoing U.S. reshoring and biomanufacturing capacity expansion, we believe we are well positioned to achieve our full-year objectives and enter 2027 with positive momentum."
Second Quarter Financial Results
Total revenue for the second quarter of 2026 increased 10.9% to $8.1 million compared to $7.3 million in the second quarter of 2025. The Company placed four new Growth Direct® systems and completed the validation of nine customer systems compared to four placements and two validations in the second quarter of 2025. Product revenue increased 10.1% to $5.3 million, compared to $4.8 million in the second quarter of 2025. Service revenue increased 12.5% to $2.8 million, compared to $2.5 million in the second quarter of 2025. Recurring revenue increased 14.3% to $5.0 million, compared to $4.4 million in the second quarter of 2025.
Total cost of revenue was $6.8 million in the second quarter of 2026, a decrease of 2.1% compared to $7.0 million in the second quarter of 2025. Gross margin was 15.0%, or $1.2 million, a quarterly record, compared to 3.8%, or $0.3 million in the second quarter of 2025.
Total operating expenses increased by 8.9% to $13.5 million in the second quarter of 2026, compared to $12.4 million in the second quarter of 2025. General and administrative expenses increased by 11.3%, research and development expenses increased by 3.2%, and sales and marketing expenses increased by 10.3%, in each case compared to the second quarter of 2025.
Net loss for the second quarter of 2026 was $12.9 million and net loss per share was $0.27, compared to a net loss of $11.9 million and net loss per share of $0.27 in the second quarter of 2025.
Non-GAAP adjusted EBITDA loss for the second quarter of 2026 was $10.3 million, compared to a loss of $10.1 million in the second quarter of 2025.
Cash, cash equivalents, and short-term investments were approximately $20 million as of June 30, 2026.
Full Year 2026 Outlook
The Company is reaffirming its full year 2026 total revenue guidance range of $37.0 million to $41.0 million including a range of 30 to 38 Growth Direct system placements and total gross margin percentage of approximately 20%. The Company is increasing its full year 2026 system validation guidance to at least 27 validations, up from 25 previously.
Webcast Details
The Company will host a conference call before the market opens today, August 7, 2026, at 8:30 a.m. ET to discuss its second quarter 2026 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered in Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.
Rapid Micro Biosystems intends to use the Investor Relations page of its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor its website in addition to following press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, presentations and webcasts.
Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), the Company is including in this press release "non-GAAP adjusted EBITDA," which is a non-GAAP financial measure. The Company defines non-GAAP adjusted EBITDA as net loss excluding interest income, interest expense, other expense, net, income tax expense, depreciation and amortization, and stock-based compensation.
The Company includes this non-GAAP financial measure because it believes it allows investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP adjusted EBITDA can provide useful measures for period-to-period comparisons of the Company’s core business. This non-GAAP financial measure has limitations as an analytical tool, including the fact that such non-GAAP financial measure may not be comparable to a similarly titled measure presented by other companies because other companies may calculate non-GAAP EBITDA differently than the Company does. For more information regarding this non-GAAP financial measure, see the table included at the end of this press release.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s guidance, including with respect to full year 2026 total revenue, gross margin, number of Growth Direct placements and system validations; statements regarding the Company's achievement of its full year objectives, and the Company's growth outlook in future periods.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to risks related to, the Company's ability to achieve positive cash flow; the Company's ability to achieve its business objectives; the Company's significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the Company's ability to fulfill customer orders on its anticipated timelines or at all; the impact of the Company's existing and any future indebtedness on its ability to operate its business; the Company’s ability to access any future tranches under its debt facility and to comply with all of its obligations thereunder; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; the Company's ability to improve the gross margins of its products and services; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; risks associated with macroeconomic events and uncertainty, including with respect to tariff and trade policy in the U.S. and abroad, as well as activity in the Company's industry and in the general economy; and the other important factors outlined under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.
Investor Contact
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media Contact
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product revenue	$5,286	$4,802	$10,864	$8,903
Service revenue	2,768	2,460	5,192	5,564
Total revenue	8,054	7,262	16,056	14,467
Cost of revenue:
Cost of product revenue	5,434	5,315	11,459	10,344
Cost of service revenue	1,408	1,672	3,014	3,444
Total cost of revenue	6,842	6,987	14,473	13,788
Gross margin	1,212	275	1,583	679
Operating expenses:
Research and development	3,332	3,230	6,691	6,854
Sales and marketing	3,436	3,114	6,858	5,865
General and administrative	6,766	6,079	14,208	11,769
Total operating expenses	13,534	12,423	27,757	24,488
Loss from operations	(12,322)	(12,148)	(26,174)	(23,809)
Other income (expense):
Interest income	140	351	396	817
Interest expense	(646)	(12)	(1,285)	(24)
Other expense, net	(50)	(38)	(82)	(87)
Total other income (expense), net	(556)	301	(971)	706
Loss before income taxes	(12,878)	(11,847)	(27,145)	(23,103)
Income tax expense	45	11	53	18
Net loss	$(12,923)	$(11,858)	$(27,198)	$(23,121)
Net loss per share — basic and diluted	$(0.27)	$(0.27)	$(0.58)	$(0.52)
Weighted average common shares outstanding — basic and diluted	48,346,663	44,648,602	47,008,322	44,321,566

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$14,687	$20,030
Short-term investments	5,079	18,266
Accounts receivable	5,515	3,134
Inventory, net	18,918	17,593
Prepaid expenses and other current assets	2,063	2,145
Total current assets	46,262	61,168
Property and equipment, net	8,161	8,972
Right-of-use assets	3,565	4,109
Other long-term assets	178	319
Restricted cash	284	284
Total assets	58,450	74,852

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,177	$4,139
Accrued expenses and other current liabilities	6,123	8,316
Deferred revenue	5,508	4,734
Lease liabilities, short-term	1,342	1,298
Total current liabilities	18,150	18,487
Lease liabilities, long-term	2,997	3,674
Notes payable, net	19,139	18,902
Warrant liability	68	186
Other long-term liabilities	348	397
Total liabilities	40,702	41,646
Total stockholders’ equity	17,748	33,206
Total liabilities and stockholders’ equity	$58,450	$74,852

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Cash, Cash Equivalents and Investments
(in thousands)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$14,687	$20,030
Short-term investments	5,079	18,266
Restricted cash	284	284
Cash, cash equivalents, investments and restricted cash	$20,050	$38,580

RAPID MICRO BIOSYSTEMS, INC.
Unaudited net Loss to Non-GAAP Adjusted EBITDA Loss Reconciliation
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(12,923)	$(11,858)	$(27,198)	$(23,121)
Interest income	(140)	(351)	(396)	(817)
Interest expense	646	12	1,285	24
Other expense, net	50	38	82	87
Income tax expense	45	11	53	18
Depreciation and amortization	674	811	1,380	1,658
Stock-based compensation	1,321	1,218	2,544	2,260
Non-GAAP adjusted EBITDA loss	$(10,327)	$(10,119)	$(22,250)	$(19,891)